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As filed with the Securities and Exchange Commission on December 29, 2010

Registration No. 333-169785

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 3 to

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LANTHEUS MEDICAL IMAGING, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	51-0396366 (I.R.S. Employer Identification No.)

331 Treble Cove Road
North Billerica, MA 01862
(978) 671-8001
(Name, address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Michael P. Duffy
Vice President, General Counsel and Secretary
331 Treble Cove Road, Building 600-2
North Billerica, MA 01862
(978) 671-8408
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

See Table of Additional Registrants Below

Copies to:

Todd R. Chandler, Esq.
Heather L. Emmel, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this Registration Statement.

          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

          The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        The sole purpose of this amendment is to amend certain exhibits to the registration statement as indicated in Item 21(a) of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 20, 21(b), 21(c) or 22 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Item 21(a) of Part II and the signatures of the registration statement.

 Table of Additional Registrants

Exact Name of Registrant as Specified in its Charter (Or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S Employer Identification Number (If None, Write N/A)	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, of Registrant's Principal Executive Offices	Telephone Number, Including Area Code, of Registrant's Principal Executive Offices
Lantheus MI Intermediate, Inc.	Delaware	32-0225450	2834	331 Treble Cove Road, North Billerica, MA 01862	(978) 671-8001
Lantheus MI Real Estate, LLC	Delaware	61-1549164	2834	331 Treble Cove Road, North Billerica, MA 01862	(978) 671-8001

        The name, address, including zip code, and telephone number, including area code, of the agent for service for each of the Additional Registrants is:

Michael P. Duffy
Vice President, General Counsel and Secretary
Lantheus Medical Imaging, Inc.
331 Treble Cove Road, Building 600-2
North Billerica, MA 01862
(978) 671-8408

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        In addition to the information set forth below, we maintain director and officer liability insurance for ourself, and all of our subsidiaries, Lantheus MI Holdings, Inc. and Lantheus MI Intermediate, Inc.

        Section 145 of the Delaware General Corporation Law (the "DGCL") grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors' fiduciary duty of care, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The certificate of incorporation of Lantheus Medical Imaging, Inc. provides that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Lantheus Medical Imaging, Inc. maintains director and officers liability insurance for the benefit of its directors and officers.

        The certificate of incorporation of Lantheus MI Intermediate, Inc. provides that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The certificate of incorporation also gives the corporation the power to indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the corporation may adopt by-laws or enter into agreements with any such person for purpose of providing such indemnification. Lantheus MI Intermediate, Inc. maintains director and officers liability insurance for the benefit of its directors and officers.

        The limited liability company agreement of Lantheus MI Real Estate, LLC provides that none of the members or any officer of the company is liable to the company or any other person or entity that has an interest in the company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such party in good faith on behalf of the company and in a manner reasonably believed to be within the scope of authority conferred upon such party by the limited liability company agreement, except that such party will be liable for any such loss, damage or claim incurred by reason of his or her gross negligence or willful misconduct. The indemnity provided by the limited liability company agreement is provided only out of company assets, and that none of the members of the limited liability company has any personal liability related to such indemnity. Lantheus MI Real Estate, LLC maintains director and officers liability insurance for the benefit of its directors and officers.

Item 21.    Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit		Description
3.1	†	Certificate of Incorporation of Lantheus Medical Imaging, Inc., as amended.

3.2	†	Second Amended and Restated By-Laws of Lantheus Medical Imaging, Inc.

3.3	†	Certificate of Incorporation of Lantheus MI Intermediate, Inc., as amended.

3.4	†	First Amended and Restated By-Laws of Lantheus MI Intermediate, Inc.

3.5	†	Certificate of Formation of Lantheus MI Real Estate, LLC, as amended.

3.6	†	Limited Liability Company Agreement of Lantheus MI Real Estate, LLC.

4.1	†	Indenture, dated as of May 10, 2010, among Lantheus Medical Imaging, Inc., Lantheus MI Intermediate, Inc. and Lantheus MI Real Estate, LLC as guarantors, and Wilmington Trust FSB, as trustee.

4.2	†	Registration Rights Agreement, dated May 10, 2010, by and among Lantheus Medical Imaging, Inc., Lantheus MI Intermediate, Inc. and Lantheus MI Real Estate, LLC, as guarantors, and Jefferies & Company, Inc.

4.3	†	Form of 9.750% Senior Notes due 2017 (included in Exhibit 4.1).

5.1	†	Opinion of Weil, Gotshal & Manges LLP.

10.1	†	Credit Agreement, dated May 10, 2010, by and among Lantheus Medical Imaging, Inc., Lantheus MI Intermediate, Inc., Lantheus MI Real Estate LLC, the lenders from time to time party hereto, Harris N.A., as collateral agent, Bank of Montreal, as administrative agent, Bank of Montreal and NATIXIS as joint bookrunners, Bank of Montreal and NATIXIS as joint lead arrangers, NATIXIS as syndication agent and Jefferies Finance LLC as documentation agent.

10.2	†	Pledge and Security Agreement, dated as of May 10, 2010, by and among Lantheus Medical Imaging, Inc., Lantheus MI Intermediate, Inc., Lantheus MI Real Estate, LLC and Harris N.A. as collateral agent.

10.3	†	Advisory Services and Monitoring Agreement, dated January 8, 2007, by and between ACP Lantern Acquisition, Inc. (now known as Lantheus Medical Imaging, Inc.) and Avista Capital Holdings, L.P.

Exhibit		Description

10.4	†	Amended and Restated Shareholders Agreement, dated as of February 26, 2008 among Lantheus MI Holdings, Inc., Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P., ACP-Lantern Co-Invest, LLC and certain management shareholders named therein.

10.5	†	Employee Shareholders Agreement, dated as of May 8, 2008, among Lantheus MI Holdings, Inc., Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P., ACP-Lantern Co-Invest, LLC and certain employee shareholders named therein.

10.6	†	Employment Agreement, dated January 8, 2008 by and between ACP Lantern Acquisition Inc. (now known as Lantheus Medical Imaging, Inc.) and Donald Kiepert.

10.7	†	Employment Agreement, dated March 4, 2008 by and between Lantheus Medical Imaging, Inc. and Larry Pickering.

10.8	†	Letter Amendment to Employment Agreement, dated January 4, 2010 by and between Lantheus Medical Imaging, Inc. and Larry Pickering.

10.9	†*	Sales Agreement, dated as of April 1, 2009, between Lantheus Medical Imaging, Inc. and NTP Radioisotopes (Pty) Ltd.

10.10	†*	Amendment No. 1 to Sales Agreement, dated as of January 1, 2010, between Lantheus Medical Imaging, Inc. and NTP Radioisotopes (Pty) Ltd.

10.11	†*	Manufacturing and Service Contract for Commercial and Developmental Products, dated August 1, 2008, between Lantheus Medical Imaging, Inc. and Ben Venue Laboratories, Inc.

10.12	†*	Purchase and Supply Agreement, dated as of April 1, 2010, between Lantheus Medical Imaging, Inc. and Nordion (formerly known as MDS Nordion, a division of MDS (Canada) Inc.).

10.13	†*	Amended and Restated Cardiolite License and Supply Agreement, dated January 1, 2004, by and between Lantheus Medical Imaging, Inc. and Cardinal Health 414, LLC.

10.14	†*	Amended and Restated Supply Agreement (Thallium and Generators), dated October 1, 2004, by and between Lantheus Medical Imaging, Inc. and Cardinal Health 414, LLC.

10.15	†*	Agreement Concerning Cardiolite and Technelite Generator Supply, Pricing and Rebates, dated as of February 1, 2008, by and between Lantheus Medical Imaging, Inc. and UPPI.

10.16	*	Distribution Agreement, dated as of October 31, 2001, by and between Bristol-Myers Squibb Pharma Company (now known as Lantheus Medical Imaging, Inc.) and Medi-Physics Inc., doing business as Amersham Health.

10.17	†*	First Amendment to Distribution Agreement, dated as of January 1, 2005, by and between Bristol-Myers Squibb Medical Imaging, Inc. (formerly known as Bristol-Myers Squibb Pharma Company and now known as Lantheus Medical Imaging, Inc.) and Medi-Physics Inc., doing business as G.E. Healthcare.

10.18	†	Lantheus MI Holdings, Inc. 2008 Equity Incentive Plan.

10.19	†	Amendment No. 1 to Lantheus MI Holdings, Inc. 2008 Equity Incentive Plan.

10.20	†	Amendment No. 2 to Lantheus MI Holdings, Inc. 2008 Equity Incentive Plan.

10.21	†	Form of Option Grant Award Agreement.

10.22	†	Lantheus Medical Imaging, Inc. Employee Bonus Plan—2009.

10.23	†	Lantheus Medical Imaging, Inc. 2009 Executive Leadership Team Incentive Bonus Plan.

Exhibit		Description

10.24	†	Lantheus Medical Imaging, Inc. Severance Plan Policy.

10.25	†	Letter Amendment to Employment Agreement, dated October 19, 2008 and effective as of January 1, 2009 by and between Lantheus Medical Imaging, Inc. and Larry Pickering.

10.26	†*	Amendment No. 1 to the Amended and Restated Supply Agreement (Thallium and Generators), dated as of December 29, 2009.

10.27	†*	Manufacturing and Supply Agreement, dated as of April 6, 2009, by and between Lantheus Medical Imaging, Inc., and Mallinckrodt Inc. (a subsidiary of Covidien PLC).

10.28	†	Amendment No. 1 to the Manufacturing and Supply Agreement, dated as of August 2, 2010, by and between Lantheus Medical Imaging, Inc. and Mallinckrodt Inc. (a subsidiary of Covidien PLC).

10.29	†*	Amendment No. 1 to the Agreement Concerning Cardiolite and TechneLite Generator Supply, Pricing and Rebates, dated as of April 1, 2008.

10.30	†*	Amendment No. 2 to the Agreement Concerning Cardiolite and TechneLite Generator Supply, Pricing and Rebates, dated as of August 1, 2008.

10.31	†*	Amendment No. 3 to the Agreement Concerning Cardiolite and TechneLite Generator Supply, Pricing and Rebates, dated as of May 1, 2009.

12.1	†	Statements re Computation of Ratio of Earnings to Fixed Charges.

21.1	†	Subsidiaries of Lantheus MI Intermediate, Inc. and Lantheus Medical Imaging, Inc.

23.1	†	Consent of Deloitte & Touche LLP Independent Registered Public Accounting Firm.

23.2	†	Consent of Weil, Gotshal & Manges LLP (included as part of Exhibit 5.1).

24.1	†	Power of Attorney.

25.1	†	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Wilmington Trust FSB with respect to the 9.750% Senior Notes Due 2017.

99.1	†	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.2	†	Form of Letter to Clients.

99.3	†	Form of Letter of Transmittal.

99.4	†	Form of Notice of Guaranteed Delivery.

†
Previously filed.

*
Confidential treatment requested as to certain portions, which portions shall be filed separately with the Securities and Exchange Commission.

Item 22.    Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  i.
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    ii.
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    iii.
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        For the purpose of determining liability under the Securities Act of 1933 to any purchaser, the undersigned registrant undertakes that each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (1)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

  (2)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (3)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (4)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Billerica, Commonwealth of Massachusetts, on December 29, 2010.

LANTHEUS MEDICAL IMAGING, INC.
By:	/s/ DONALD R. KIEPERT
	Name:	Donald R. Kiepert
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on the December 29, 2010.

Signature	Title

/s/ DONALD R. KIEPERT Donald R. Kiepert	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ ROBERT P. GAFFEY Robert P. Gaffey	Vice President, Finance and Information Technology, Treasurer (Principal Accounting and Financial Officer)
* Larry Pickering	Director
* David Burgstahler	Director

*By:	/s/ MICHAEL P. DUFFY Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Billerica, Commonwealth of Massachusetts, on December 29, 2010.

LANTHEUS MI INTERMEDIATE, INC.
By:	/s/ DONALD R. KIEPERT
	Name:	Donald R. Kiepert
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on the December 29, 2010.

Signature	Title

/s/ DONALD R. KIEPERT Donald R. Kiepert	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ ROBERT P. GAFFEY Robert P. Gaffey	Treasurer (Principal Accounting and Financial Officer)
* Larry Pickering	Director
* David Burgstahler	Director

*By:	/s/ MICHAEL P. DUFFY Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Billerica, Commonwealth of Massachusetts, on December 29, 2010.

LANTHEUS MI REAL ESTATE, LLC
By:	/s/ DONALD R. KIEPERT
	Name:	Donald R. Kiepert
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities indicated on the December 29, 2010.

Signature	Title

/s/ DONALD R. KIEPERT Donald R. Kiepert	President and Chief Executive Officer (Principal Executive Officer)
/s/ ROBERT P. GAFFEY Robert P. Gaffey	Treasurer (Principal Accounting and Financial Officer)
/s/ DONALD R. KIEPERT Donald R. Kiepert	President and Chief Executive Officer of Lantheus Medical Imaging, Inc., Sole Member

 Exhibit Index

Exhibit		Description
3.1	†	Certificate of Incorporation of Lantheus Medical Imaging, Inc., as amended.
3.2	†	Second Amended and Restated By-Laws of Lantheus Medical Imaging, Inc.
3.3	†	Certificate of Incorporation of Lantheus MI Intermediate, Inc., as amended.
3.4	†	First Amended and Restated By-Laws of Lantheus MI Intermediate, Inc.
3.5	†	Certificate of Formation of Lantheus MI Real Estate, LLC, as amended.
3.6	†	Limited Liability Company Agreement of Lantheus MI Real Estate, LLC.
4.1	†	Indenture, dated as of May 10, 2010, among Lantheus Medical Imaging, Inc., Lantheus MI Intermediate, Inc. and Lantheus MI Real Estate, LLC as guarantors, and Wilmington Trust FSB, as trustee.
4.2	†
Registration Rights Agreement, dated May 10, 2010, by and among Lantheus Medical Imaging, Inc., Lantheus MI Intermediate, Inc. and Lantheus MI Real Estate, LLC, as guarantors, and Jefferies & Company, Inc.
4.3	†	Form of 9.750% Senior Notes due 2017 (included in Exhibit 4.1).
5.1	†	Opinion of Weil, Gotshal & Manges LLP.
10.1	†
Credit Agreement, dated May 10, 2010, by and among Lantheus Medical Imaging, Inc., Lantheus MI Intermediate, Inc., Lantheus MI Real Estate LLC, the lenders from time to time party hereto, Harris N.A., as collateral agent, Bank of Montreal, as administrative agent, Bank of Montreal and NATIXIS as joint bookrunners, Bank of Montreal and NATIXIS as joint lead arrangers, NATIXIS as syndication agent and Jefferies Finance LLC as documentation agent.
10.2	†	Pledge and Security Agreement, dated as of May 10, 2010, by and among Lantheus Medical Imaging, Inc., Lantheus MI Intermediate, Inc., Lantheus MI Real Estate, LLC and Harris N.A. as collateral agent.
10.3	†	Advisory Services and Monitoring Agreement, dated January 8, 2007, by and between ACP Lantern Acquisition, Inc. (now known as Lantheus Medical Imaging, Inc.) and Avista Capital Holdings, L.P.
10.4	†
Amended and Restated Shareholders Agreement, dated as of February 26, 2008 among Lantheus MI Holdings, Inc., Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P., ACP-Lantern Co-Invest, LLC and certain management shareholders named therein.
10.5	†
Employee Shareholders Agreement, dated as of May 8, 2008, among Lantheus MI Holdings, Inc., Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P., ACP-Lantern Co-Invest, LLC and certain employee shareholders named therein.
10.6	†	Employment Agreement, dated January 8, 2008 by and between ACP Lantern Acquisition Inc. (now known as Lantheus Medical Imaging, Inc.) and Donald Kiepert.
10.7	†	Employment Agreement, dated March 4, 2008 by and between Lantheus Medical Imaging, Inc. and Larry Pickering.
10.8	†	Letter Amendment to Employment Agreement, dated January 4, 2010 by and between Lantheus Medical Imaging, Inc. and Larry Pickering.
10.9	†*	Sales Agreement, dated as of April 1, 2009, between Lantheus Medical Imaging, Inc. and NTP Radioisotopes (Pty) Ltd.
10.10	†*	Amendment No. 1 to Sales Agreement, dated as of January 1, 2010, between Lantheus Medical Imaging, Inc. and NTP Radioisotopes (Pty) Ltd.

Exhibit		Description
10.11	†*	Manufacturing and Service Contract for Commercial and Developmental Products, dated August 1, 2008, between Lantheus Medical Imaging, Inc. and Ben Venue Laboratories, Inc.
10.12	†*	Purchase and Supply Agreement, dated as of April 1, 2010, between Lantheus Medical Imaging, Inc. and Nordion (formerly known as MDS Nordion, a division of MDS (Canada) Inc.).
10.13	†*	Amended and Restated Cardiolite License and Supply Agreement, dated January 1, 2004, by and between Lantheus Medical Imaging, Inc. and Cardinal Health 414, LLC.
10.14	†*	Amended and Restated Supply Agreement (Thallium and Generators), dated October 1, 2004, by and between Lantheus Medical Imaging, Inc. and Cardinal Health 414, LLC.
10.15	†*	Agreement Concerning Cardiolite and Technelite Generator Supply, Pricing and Rebates, dated as of February 1, 2008, by and between Lantheus Medical Imaging, Inc. and UPPI.
10.16	*
Distribution Agreement, dated as of October 31, 2001, by and between Bristol-Myers Squibb Pharma Company (now known as Lantheus Medical Imaging, Inc.) and Medi-Physics Inc., doing business as Amersham Health.
10.17	†*
First Amendment to Distribution Agreement, dated as of January 1, 2005, by and between Bristol-Myers Squibb Medical Imaging, Inc. (formerly known as Bristol-Myers Squibb Pharma Company and now known as Lantheus Medical Imaging, Inc.) and Medi-Physics Inc., doing business as G.E. Healthcare.
10.18	†	Lantheus MI Holdings, Inc. 2008 Equity Incentive Plan.
10.19	†	Amendment No. 1 to Lantheus MI Holdings, Inc. 2008 Equity Incentive Plan.
10.20	†	Amendment No. 2 to Lantheus MI Holdings, Inc. 2008 Equity Incentive Plan.
10.21	†	Form of Option Grant Award Agreement.
10.22	†	Lantheus Medical Imaging, Inc. Employee Bonus Plan—2009.
10.23	†	Lantheus Medical Imaging, Inc. 2009 Executive Leadership Team Incentive Bonus Plan.
10.24	†	Lantheus Medical Imaging, Inc. Severance Plan Policy.
10.25	†	Letter Amendment to Employment Agreement, dated October 19, 2008 and effective as of January 1, 2009 by and between Lantheus Medical Imaging, Inc. and Larry Pickering.
10.26	†*	Amendment No. 1 to the Amended and Restated Supply Agreement (Thallium and Generators), dated as of December 29, 2009.
10.27	†*	Manufacturing and Supply Agreement, dated as of April 6, 2009, by and between Lantheus Medical Imaging, Inc., and Mallinckrodt Inc. (a subsidiary of Covidien PLC).
10.28	†	Amendment No. 1 to the Manufacturing and Supply Agreement, dated as of August 2, 2010, by and between Lantheus Medical Imaging, Inc. and Mallinckrodt Inc. (a subsidiary of Covidien PLC).
10.29	†*	Amendment No. 1 to the Agreement Concerning Cardiolite and TechneLite Generator Supply, Pricing and Rebates, dated as of April 1, 2008.
10.30	†*	Amendment No. 2 to the Agreement Concerning Cardiolite and TechneLite Generator Supply, Pricing and Rebates, dated as of August 1, 2008.
10.31	†*	Amendment No. 3 to the Agreement Concerning Cardiolite and TechneLite Generator Supply, Pricing and Rebates, dated as of May 1, 2009.
12.1	†	Statements re Computation of Ratio of Earnings to Fixed Charges.
21.1	†	Subsidiaries of Lantheus MI Intermediate, Inc. and Lantheus Medical Imaging, Inc.
23.1	†	Consent of Deloitte & Touche LLP Independent Registered Public Accounting Firm.

Exhibit		Description
23.2	†	Consent of Weil, Gotshal & Manges LLP (included as part of Exhibit 5.1).
24.1	†	Power of Attorney.
25.1	†	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Wilmington Trust FSB with respect to the 9.750% Senior Notes Due 2017.
99.1	†	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.2	†	Form of Letter to Clients.
99.3	†	Form of Letter of Transmittal.
99.4	†	Form of Notice of Guaranteed Delivery.

†
Previously filed.

*
Confidential treatment requested as to certain portions, which portions have been filed separately with the Securities and Exchange Commission.

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Table of Additional Registrants
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers.
  Item 21. Exhibits and Financial Statement Schedules.
  Item 22. Undertakings.
SIGNATURES
SIGNATURES
Exhibit Index